Exhibit 99.1

OptimizeRx Launches Automated Financial Messaging within Aprima EHR,

Providing Prescription Cost Savings at Point of Care

Rochester, MI and Richardson, TX, (October 2, 2017) — OptimizeRx Corp. (OTCQB: OPRX), the nation’s leading provider of digital health messaging via electronic health records (EHRs), has partnered with Aprima Medical Software to help patients save money and be better educated about their prescriptions.

Aprima provides innovative EHR, practice management, population health and revenue cycle management solutions for medical practices. For nearly two decades, the company has delivered quality solutions that have helped tens of thousands of users enhance patient care and satisfaction, as well as improve their practices’ bottom lines.

OptimizeRx services will operate seamlessly within the Aprima EHR provider workflow, and alert health care providers (HCPs) to potential prescription savings and support information for patients.

“OptimizeRx integration within our EHR allows valuable prescription-related financial information and education to be delivered right at the point of care by providers using the Aprima system,” said Aprima COO, Neil Simon. “Incorporating OptimizeRx into the Aprima EHR helps improve the accuracy, speed and efficiency with which our providers answer patient questions about their prescriptions. In addition, with OptimizeRx, patients can save money on their prescriptions, which is very welcomed in this environment of growing healthcare costs and patient out-of-pocket expenses.”

OptimizeRx growing eRx network includes more than 370 EHRs that reach over 500,000 HCPs in the U.S., making it the healthcare industry’s largest point-of-prescribe promotional network.

“Our partnership with Aprima, a leader in the EHR health industry, expands our growing EHR network,” said Miriam Paramore, president of OptimizeRx. “HCPs are now spending about half their professional time engaged in their EHR platform. HCPs using Aprima system can now dramatically enhance their workflow experience with OptimizeRx’s suite of services, which provides access to financial assistance and patient education.”

About Aprima Medical Software, Inc.

Aprima provides innovative electronic health record (EHR), practice management (PM), population health and revenue cycle management (RCM) solutions for medical practices. For nearly two decades, the company has delivered quality solutions that have helped tens of thousands of users enhance patient care and satisfaction, as well as improve their practices’ bottom lines. The Aprima EHR/PM solution sets the benchmark for ease-of-use, speed and flexibility, thanks to its single application, single database and customizable design that adapts automatically to individual physician workflows. Aprima has a proven track record of compliance with government initiatives, such as Meaningful Use and ICD-10, has been awarded pre-validation status for NCQA PCMH recognition and has been given the Frost & Sullivan 2017 Award for Product Leadership. The company is based in Richardson, Texas and performs all development, support and implementation from within the U.S. To learn more about how Aprima can help your practice, please visit www.aprima.com, call us at 844 4APRIMA or email us at info@aprima.com.

About OptimizeRx

OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs). The company’s cloud-based solution supports patient adherence to medications by providing convenient access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of more than 370 independent EHR platforms, providing more than half a million healthcare providers access to these benefits within their e-prescribing workflow and at the point of care. The largest of its kind, the OptimizeRx EHR network helps improve patient care and outcomes by providing a direct channel for pharma companies to communicate with healthcare providers. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Contact: Aprima Press and Analyst Relations

Media Contact:	Aprima Contact:
Joy Dinaro	Judy Friedman
Amendola Communications for Aprima	jfriedman@aprima.com
JDiNaro@ACMarketingPR.com	469.863.8307
847.809.0406

Investor Relations Contact for OptimizeRx:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team